Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Gambling.com Group Limited

Jersey, Channel Islands

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 25, 2021, relating to the consolidated financial statements of Gambling.com Group Limited (formerly Gambling.com Group plc), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP
BDO LLP
London, United Kingdom
June 25, 2021